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EXHIBIT 99.2

   CAUTIONARY STATEMENT UNDER PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
                  "SAFE HARBOR" FOR FORWARD-LOOKING DISCLOSURES

Certain forward-looking statements are included in this Form 10-K and may be made by spokespersons based on then-current expectations of management. All forward-looking statements made by us are subject to risks and uncertainties. One can identify forward-looking statements by the use of words such as "expects," "plans," "will," "estimates," "forecasts," "projects," "believes," "anticipates," and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results, regulatory issues, status of product approvals, development programs, litigation, and investigations.

Certain factors, including but not limited to those listed below, may cause actual results to differ materially from current expectations and historical results.

     - Economic factors over which we have no control, including changes in inflation, interest rates and foreign currency exchange rates

     - Changes in accounting standards promulgated by the Financial Accounting Standards Board, the Securities and Exchange Commission, the American Institute of Certified Public Accountants, and the Emerging Issues Task Force, which are adverse for us

     - Internal factors, such as changes in business strategies and the impact of restructurings, asset impairments, technology acquisition and disposition transactions, and business combinations.

We undertake no duty to update forward-looking statements.

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